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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Metromedia Fiber Network, Inc., of our reports dated June 15, 1999 relating to the financial statements of the Palo Alto Internet Exchange (a business of Compaq Computer Corporation), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 8, 2000